SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2016

JONES LANG LASALLE INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive, Chicago, IL	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b).	Departure of Certain Officers

Alastair Hughes, who has served as the Chief Executive Officer of the Asia-Pacific region of Jones Lang LaSalle Incorporated (the “Company”) for the previous eight years, has notified the Company of his decision to leave the Company on July 1, 2016. Mr. Hughes joined the Company in 1988 and served in a range of increasingly senior positions, including Managing Director of the firm’s English business and CEO of its EMEA region, before being named CEO Asia Pacific in 2008. The Company is grateful for his 28 years of valuable service and wishes him continued success.

Mr. Hughes will be succeeded on June 1, 2016 by Anthony Couse, who is currently Managing Director of the Company’s Shanghai and East China business, and Head of Capital Markets for China. Mr. Hughes will work with Mr. Couse during their overlapping time with the Company to ensure a smooth transition.

The full text of the press release announcing Mr. Hughes’s departure and Mr. Couse’s appointment is furnished as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are included with this Report:

99.1	Press Release dated February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2016	JONES LANG LASALLE INCORPORATED

	By:	/s/ Mark J. Ohringer
		Name:	Mark J. Ohringer
		Title:	Executive Vice President, Global General Counsel and Secretary

EXHIBIT INDEX

99.1 Press Release dated February 17, 2016